Exhibit j under Form N-1A
                                               Exhibit 23 under Item 601/Reg.S-K



 Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Class A, Class B, and Class C Shares' Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information in Post-Effective Amendment Number 51 to the Registration Statement (Form N-1A, No. 33-3164) of Federated Income Securities Trust, and to the incorporation by reference of our report dated December 10, 2004 on Federated Muni and Stock Advantage Fund (one of the portfolios comprising the Federated Income Securities Trust) included in the Annual Report to Shareholders for the fiscal year ended October 31, 2004.



                                                ERNST & YOUNG LLP


Boston, Massachusetts
December 27, 2004